Exhibit 23.1


                       Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form S-2 of our report dated March 19, 1999 relating to the financial statements of HomeFed Corporation and Subsidiaries and our report dated March 19, 1999 relating to the financial statements of Otay Land Company, LLC, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah
June 3, 1999






b93801